Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Grand Theft Auto V® Worldwide Sales Surpass $1 Billion In First Three Days

Fastest entertainment property in history to reach significant milestone*

New York, NY — September 20, 2013 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced that Grand Theft Auto V, the critically acclaimed latest release from the iconic interactive entertainment series, has achieved worldwide retail sales of more than $1 billion during its first three days on sale, according to Company estimates.  We believe this marks the fastest that any entertainment property, including video games* and feature films**, has reached this significant milestone.

“Grand Theft Auto is a cultural phenomenon and Rockstar Games continues to redefine what can be achieved in interactive entertainment,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We are incredibly proud of the extraordinary critical and commercial response to Grand Theft Auto V.”

Developed by series creator Rockstar North, Grand Theft Auto V is currently available for the PlayStation®3 computer entertainment system and the Xbox 360® video game and entertainment system from Microsoft. The title is rated “M” for Mature by the ESRB.

For more information about Grand Theft Auto V, please visit www.rockstargames.com/V.

*Source for previous record: Los Angeles Times, http://articles.latimes.com/2012/dec/05/entertainment/la-et-ct-call-duty-black-ops-billion-20121205.

**Source for previous record: Filmonic.com, http://filmonic.com/international-box-office-the-avengers-becomes-the-fastest-film-to-ever-reach-1-billion.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

“PlayStation” is a registered trademark of Sony Computer Entertainment.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations.  Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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